SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

NutriSystem, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Welsh Road, Horsham, PA	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: 215-706-5300

(Former name and former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The following information is filed under “Item 5. Other events and Regulation FD Disclosure.”

On Aril 28, 2004, HJM Holdings, LLC (“HJM”) issued a press release terminating the lock up and voting arrangements between HJM and NewSpring Ventures, L.P. (“NewSpring”) related to their NutriSystem, Inc. (“NutriSystem”) shares. HJM and NewSpring have a controlling interest in NutriSystem. The agreement had originally locked up the NutriSystem shares for a two year period ending December 20, 2004. HJM will distribute 50% of its NutriSystem shares on or about May 7, 2004. A copy of HJM Holdings, LLC press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following press release is included as an exhibit to this report filed under Item 5:

99.1    Press Release, dated April 28, 2004, issued by HJM Holdings, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRISYSTEM, INC.

Date: April 29, 2004	By:	/s/James D. Brown
	Name:	James D. Brown
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 28, 2004 issued by HJM Holdings, LLC

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